Exhibit 99.1

Netcapital Announces Full Year Fiscal 2025 Financial Results - Updated

●	Management to Host Earnings Call on August 13, 2025 at 9 a.m. ET

BOSTON, MA – August 12, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced financial results for the full fiscal year 2025 ended April 30, 2025.

“In 2025, we made an important shift in strategy to focus on building a stronger, more scalable foundation for the future,” said Martin Kay, CEO of Netcapital Inc. “With our broker-dealer license secured, we believe we are well positioned to serve a broader base of issuers and investors and deepen our impact on democratizing access to private markets—our core mission. We remain deeply committed to disciplined execution, product innovation, and long-term value creation.”

Fiscal Year 2025 Financial Results

●	Reported revenues of $869,460 vs.$4,951,435 in fiscal year 2024, primarily due to a decrease in consulting services
●	Operating loss of ($8,321,317) vs. ($3,442,388) for fiscal year 2024
●	Recorded impairment loss of $19.9 million in fiscal year 2025
●	Net loss per share of ($20.39) vs. ($28.83) for fiscal year 2024

Conference Call Information

The Company will host an investor conference call on August 13, 2025, at 9 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 310637

For additional disclosure regarding Netcapital’s operating results, please refer to the Annual Report on Form 10-K for the period ended April 30, 2025, which has been filed with the Securities and Exchange Commission.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

NETCAPITAL INC.

CONSOLIDATED BALANCE SHEETS

	April 30, 2025	April 30, 2024
Assets:
Cash and cash equivalents	$289,428	$863,182
Accounts receivable net	78,649	134,849
Note receivable	-	20,000
Other receivables	-	1,200
Prepaid expenses	31,535	23,304
Total current assets	399,612	1,042,535

Deposits	6,300	6,300
Notes receivable - related parties	50,000	202,000
Purchased technology, net	14,697,529	14,733,005
Investment in affiliate	-	240,080
Equity securities	5,748,050	25,333,386
Total assets	$20,901,491	$41,557,306

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,941,108	$793,325
Accrued expenses	269,971	310,300
Short-term promissory notes	263,437	-
Deferred revenue	330	466
Interest payable	100,797	92,483
Current portion of SBA loans	1,885,800	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	5,495,767	3,116,698

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	500,000
Total liabilities	5,995,767	3,616,698

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 2,192,226 and 326,867 shares issued and outstanding	2,192	327
Shares to be issued	200,000	122,124
Capital in excess of par value	42,525,294	37,338,594
Retained earnings	(27,821,762)	479,563
Total stockholders’ equity	14,905,724	37,940,608
Total liabilities and stockholders’ equity	$20,901,491	$41,557,306

NETCAPITAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	April 30, 2025	April 30, 2024

Revenues	$869,460	$4,951,435
Costs of services	40,344	108,060
Gross profit	829,116	4,843,375

Costs and expenses:
Consulting expense	314,947	610,209
Marketing	37,699	333,771
Rent	79,568	76,117
Payroll and payroll related expenses	3,502,166	3,838,640
General and administrative costs	5,216,053	3,427,026
Total costs and expenses	9,150,433	8,285,763
Operating loss	(8,321,317)	(3,442,388)

Other income (expense):
Interest expense	(41,289)	(45,990)
Amortization of intangible assets	(35,476)	(93,862)
Impairment expense	(19,915,556)	(1,048,430)
Other income	1,200	1,200
Unrealized gain (loss) on equity securities	18,050	(2,696,135)
Accretion on short-term notes	(6,937)	-
Total other income (expense)	(19,980,008)	(3,883,217)
Net loss before taxes	(28,301,325)	(7,325,605)
Income tax expense (benefit)	-	(2,339,288)
Net loss	$(28,301,325)	$(4,986,317)

Basic loss per share	$(20.39)	$(28.83)
Diluted loss per share	$(20.39)	$(28.83)

Weighted average number of common shares outstanding:
Basic	1,387,666	172,937
Diluted	1,387,666	172,937